As filed with the Securities and Exchange Commission on September 15, 1994

                                                  Registration No. 33-55279

                    SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549



                              AMENDMENT NO. 1

                                   To

                                FORM S-3

                         REGISTRATION STATEMENT

                                 under

                       THE SECURITIES ACT OF 1933





               The Connecticut Light and Power Company
       (Exact name of registrant as specified in its charter)

     Connecticut                                       06-0303850
     (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification No.)


     Selden Street, Berlin, Connecticut 06037-1616 (203) 665-5000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)




                               ROBERT E. BUSCH
               Executive Vice President and Chief Financial Officer
                    The Connecticut Light and Power Company
                  Selden Street, Berlin, Connecticut 06037-1616
                                (203) 665-5000

          (Name, address, including zip code, and telephone number of agent for service)










     The Registration Statement on Form S-3 (File No. 33-55279) in this proceeding is amended as follows:

     Item 16 and the List of Exhibits are restated in their entirety.

Item 16.  Exhibits.

Each document referred to below is incorporated by reference to the files of the Securities and Exchange Commission, unless the reference to the document is indicated by an asterisk.


Exhibit No.    Description

  1.1    -     Proposed form of Underwriting Agreement for New Bonds.
               (Exhibit 1.1, File No. 33-55279).

  1.2    -     Proposed form of Underwriting Agreement for New Preferred
               Stock.  (Exhibit 1.2, File No. 33-55279).

  4.1    -     Certificate of Incorporation of the Company, restated to March
               22, 1994.  (Exhibit 3.2.2, 1993 NU Form 10-K, File No. 1-
               5324).

  4.2    -     By-laws of the Company as amended to March 1, 1982.  (Exhibit
               3.2.2, 1993 NU Form 10-K, File No. 1-5324).

  4.3    -     Form of proposed Certificate of Amendment establishing the terms and provisions of a series of the Preferred Stock.
               (Exhibit 4.3, File No. 33-55279).

  4.4    -     Indenture of Mortgage and Deed of Trust between the Company and Bankers Trust Company, Trustee, dated as of May 1, 1921.
               (Composite including all twenty-four amendments to May 1, 1967.) (Exhibit 4.1.1, 1989 NU Form 10-K, File No. 1-5324.)

               Supplemental Indentures to the Composite May 1, 1921 Indenture of Mortgage and Deed of Trust between the Company and Bankers Trust Company, dated as of:

  4.5    -     April 1, 1967.  (Exhibit 4.16, File No. 2-60806)

  4.6    -     January 1, 1968.  (Exhibit 4.18, File No. 2-60806)

  4.7    -     December 1, 1969.  (Exhibit 4.20, File No. 2-60806)

  4.8    -     June 30, 1982.  (Exhibit 4.33, File No. 2-79235)

  4.9    -     September 1, 1989. (Exhibit 4.1.25, 1989 NU Form 10-K, File
               No. 1-5324)

  4.10   -     December 1, 1989.  (Exhibit 4.1.26, 1989 NU Form 10-K, File
               No. 1-5324)

  4.11   -     April 1, 1992.  (Exhibit 4.30, File No. 33-59430)

  4.12   -     July 1, 1992.  (Exhibit 4.31, File No. 33-59430)

  4.13   -     October 1, 1992.  (Exhibit 4.32, File No. 33-59430)

  4.14   -     July 1, 1993.  (Exhibit A.10(b), File No. 70-8249)

  4.15   -     July 1, 1993.  (Exhibit A.10(b), File No. 70-8249)

  4.16   -     December 1, 1993.  (Exhibit 4.2.14, 1993 NU Form 10-K, File
               No. 1-5324)

  4.17   -     February 1, 1994.  (Exhibit 4.2.15, 1993 NU Form 10-K, File
               No. 1-5324)

  4.18   -     February 1, 1994.  (Exhibit 4.2.16, 1993 NU Form 10-K, File
               No. 1-5324)

  4.19   -     June 1, 1994.  (Exhibit 4.19, File No. 33-55279).

  4.20   -     Form of proposed New Supplemental Indenture to be used for each series of New Bonds.  (Exhibit 4.20, File No. 33-55279).

  4.21   -     Cross-reference sheet showing location in Indenture of
               provisions inserted pursuant to Sections 310 through 318 (a) of the Trust Indenture Act of 1939. (Exhibit 2.32, File No.
               2-68807)

  5.1    -     Opinion of Jeffrey C. Miller, Assistant General Counsel of
               Northeast Utilities Service Company, as to the legality of the New Securities, including consent of such counsel. (Exhibit
               5.1, File No. 33-55279).

  12.1   -     Statement re computation of Ratio of Earnings to Fixed
               Charges.  (Exhibit 12.1, File No. 33-55279).

  12.2   -     Statement re computation of Ratio of Earnings to Fixed Charges and Preferred Dividends.  (Exhibit 12.2, File No. 33-55279).

  23     -     Consent of Arthur Andersen & Co.  (Exhibit 23, File No. 33-
               55279).  (See also Exhibit 5.1.).

  24     -     Power of Attorney.  (Exhibit 24, File No. 33-55279).

  25     -     Form T-1 of Bankers Trust Company, Trustee.  (Exhibit 25, File
               No. 33-55279).

  28     -     Section 33-320a of the Connecticut Stock Corporation Act.
               (Exhibit 28, File No. 2-84026).

  99*    -     Letter of Arthur Andersen & Co. regarding change in accounting method for property taxes.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title
Hugh C. MacKenzie              President and Chief         )
Hugh C. MacKenzie              Executive Officer           )
Principal Executive Officer                                )
                                                      )
Robert E. Busch           Executive Vice President    )
Robert E. Busch           and Chief Financial Officer )
Principal Financial Officer                                )
                                                      )
John W. Noyes                  Vice President and          )
John W. Noyes                  Controller                  )
Principal Accounting Officer                               )
                                                      )
____________________                                  )By
William B. Ellis               Chairman                  )/s/Jeffrey C. Miller
                                                      )Attorney-in-Fact
Bernard M. Fox                                             )September 15, 1994
Bernard M. Fox                 Vice Chairman               )
                                                      )
Robert G. Abair                                       )
Robert G. Abair           Director                    )
                                                      )
____________________                                  )
John P. Cagnetta               Director                    )
                                                      )
William T. Frain, Jr.                                      )
William T. Frain, Jr.          Director                    )
                                                      )
Cheryl W. Grise                                       )
Cheryl W. Grise           Director                    )
                                                      )
John B. Keane                                              )
John B. Keane                  Director                    )
                                                      )
John F. Opeka                                              )
John F. Opeka                  Director                    )
                                                      )